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Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        As independent public accountants to Mdenergy, LLC, we consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 29, 2007 relating to the financial statements of Mdenergy, LLC as of and for the year ended December 31, 2006 and to the use of our report dated October 29, 2007 appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ VITALE, CATURANO & Co., Ltd.

Boston, Massachusetts
November 1, 2007

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  Exhibit 23.3